CONSENT OF PETROLEUM ENGINEER



The Board of Directors
Delta Petroleum Corporation


     I consent to the incorporation by reference in the registration statement on Form S-3 of Delta Petroleum Corporation of my report dated March 27, 2000 relating to the Appraisal as of June 30, 1999 of Certain Interests Owned by Delta Petroleum Corporation and to the reference to me under the heading "Experts" in the prospectus.



                                     /s/ Kent B. Lina
                                     Kent B. Lina, P.E.



Denver, Colorado
March 24, 2000